Exhibit 5.1

May 8, 2020

HG Holdings, Inc.

2115 E. 7th Street, Suite 101

Charlotte, North Carolina 28204

HG Holdings, Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to HG Holdings, Inc., a Delaware corporation (the “Company”) in connection with Registration Statement on Form S-1 (File No. 333-235539), as amended (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of non-transferable subscription rights (the “Subscription Rights”) entitling the holders thereof to purchase up to an aggregate of 19,500,000 shares of common stock, par value $0.02 per share of the Company (the “Common Stock” and together with the Subscription Rights, the “Securities”). This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement (as defined below).

The Securities are described in the Registration Statement.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)          the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC; and

(b)          the prospectus contained in the Registration Statement (the “Prospectus”).

In addition we have examined and relied upon the following:

(i)     a certificate from the Corporate Secretary of the Company certifying as to (A) true and correct copies of the Certificate of Incorporation and Bylaws of the Company (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company authorizing (1) the filing of the Registration Statement by the Company and (2) the issuance of the Securities by the Company and the other qualifications set forth therein;

McGuireWoods LLP | www.mcguirewoods.com

Atlanta | Austin | Baltimore | Charlotte | Charlottesville | Chicago | Dallas | Houston | Jacksonville | London | Los Angeles - Century City

 Los Angeles - Downtown | New York | Norfolk | Pittsburgh | Raleigh | Richmond | San Francisco | Tysons | Washington, D.C.

(ii)     a certificate dated May 7, 2020 issued by the Secretary of State of the State of Delaware attesting to the corporate status of the Company in the Delaware (the “Corporate Status Certificate”); and

(iii)     originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the federal law of the United States and the Delaware General Corporation Law (the “DGCL”).

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)     Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof and (ii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b)      Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c)      Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the Securities by the Company will have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Company as of the date hereof.

(d)     Registration. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1.      Organizational Status. The Company is a validly existing corporation under the laws of the State of Delaware and is good standing under such laws.

2.      Power and Authority. The Company has the corporate power and authority to issue the Securities.

3.     Subscription Rights.    The Subscription Rights have been duly authorized and, when issued as contemplated by the Registration Statement and the Prospectus, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.     Common Stock. With respect to the Common Stock, when (a) such Common Stock has been issued and sold as contemplated by the Registration Statement and the Prospectus, (b) the Company has received the consideration provided for in the Prospectus and (c) certificates in the form required under the laws of the State of Delaware representing the shares of such Common Stock are duly executed, countersigned, registered and delivered, if such Common Stock is certificated, or book-entry notations in the form required under the laws of the State of Delaware have been made in the share register of the Company, if such Common Stock is not represented by certificates, such Common Stock will be validly issued, fully paid and non-assessable.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a)      Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b)     Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

McGuireWoods LLP